Brooks Automation, Inc.	Tel (978) 262-2400
15 Elizabeth Drive	Fax (978) 262-2500
Chelmsford, MA 01824	www.brooks.com

FINAL
Contact:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com
Brooks Automation Reports Results for Q3 of Fiscal 2006 Ended June 30, 2006
•	GAAP net income of $17.2 million and $0.23 GAAP EPS exceeds guidance;

•	Bookings of $193.9 million at record level;

•	Revenues of $186.2 million also record for Company;

•	Company establishes joint venture in Japan with Yaskawa Electric and completes acquisition of Synetics Solutions;

•	Helix integration synergies ahead of plan.
CHELMSFORD, Mass., August 2, 2006 — Brooks Automation, Inc. (NASDAQ: BRKS), which produces hardware, software and systems to enable manufacturing efficiencies for the semiconductor and other complex manufacturing industries, today announced results for its third quarter of fiscal 2006 ended June 30, 2006.
Revenues for the third quarter of fiscal 2006 increased to $186.2 million, an increase of 63.6 percent compared to year-ago revenues for the third quarter of fiscal 2005 of $113.8 million and a sequential increase of 10 percent over the preceding quarter revenues of $169.2 million. Bookings for the third quarter were $193.9 million, an increase of 106 percent compared to year-ago bookings of $93.9 million and slightly up compared to preceding quarter bookings of $193.0 million. Results for the third quarter of fiscal 2005 do not include the Helix Technology business acquired in October 2005.
Net income on a Generally Accepted Accounting Principles (GAAP) basis was $17.2 million, or $0.23 per diluted share, for the third quarter of fiscal 2006, compared to net income on a GAAP basis for the second quarter of fiscal 2006 of $4.3 million, or $0.06 per diluted share.
Without certain charges and special items, non-GAAP net income in Q3 was $0.30 per diluted share and in Q2 was $0.22 per diluted share. A reconciliation of GAAP to non-GAAP results is provided elsewhere in this release.
Brooks also announced on June 30, 2006 that it had completed the acquisition of Synetics Solutions, Inc. and fulfilled the closing conditions for its agreement with Yaskawa Electric to establish a joint venture in Japan. The joint venture is expected to commence full operations in September 2006.
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Edward C. Grady, President and Chief Executive Officer of Brooks Automation, said “Brooks had another terrific quarter for revenues, bookings and net income in Q3 as the Company leveraged the strength of the semiconductor industry’s current investment cycle. I am pleased that we made significant progress in two key strategic initiatives of expanding our business with the top US equipment manufacturers through our acquisition of Synetics, and increasing our presence in Japan with our joint venture with Yaskawa. In July we also fully paid off our 4.75% Convertible Subordinated Notes with a payment of $175 million plus accrued interest, after which we still have more than $160 million in cash, cash equivalents and marketable securities on the balance sheet with no debt.”
Mr. Grady further commented, “Operationally, the integration of the Helix acquisition is progressing well and we are ahead of our synergy target for this year. We are seeing benefits already in many areas of our business, especially in global customer support, where we are successfully expanding the well-respected Helix service model to include the Brooks products. I also want to point out that other parts of our business experienced good growth in the quarter as well. While we are pleased with our results and accomplishments in the June quarter, we remain focused on continuous improvement and execution of our business strategies. Looking forward to the September quarter, we expect revenues to be in the range of $200 to $210 million including approximately $20 million contribution from Synetics. GAAP EPS is expected to be in the range of $0.18 to $0.23 per share, which includes approximately $0.09 per share in certain charges and special items comparable to those referenced with respect to Q3.”
Business Segment Data
The following table (unaudited) summarizes the two reporting segments of Brooks for fiscal Q3.

	Hardware		Software		Total
Three months ended June 30, 2006:
Revenues, in thousands	$163,427		$22,768		$186,195
Gross margin, in thousands	$55,243		$16,240		$71,483
Gross margin, %	33.8	%(A)	71.3	%(B)	38.4	%(C)
Operating margin, in thousands	$15,810		$2,369		$18,179
Operating margin, %	9.7%		10.4%		9.8%
Amortization of other acquired intangible assets					$1,159
Restructuring charges					$776
Total income from continuing operations					$16,244

Note:

(A)	Gross margin for the Hardware segment was 35.3 percent excluding $2.2 million of amortization of completed technology and $0.2 million of FAS 123 (R) expenses;

(B)	Gross margin for the Software segment was 72.5 percent excluding $0.2 million of amortization of completed technology and $0.1 million of FAS 123 (R) expenses; and

(C)	Gross margin for the total company was 39.8 percent without the aforementioned charges.
Discussion of Non-GAAP Financials
The financial results that exclude certain charges and special items are not in accordance with GAAP. Management believes the presentation of non-GAAP financial measures, which exclude
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the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.
GAAP net income in Q3 included a total of $5.4 million, or $0.07 per share, in charges and special items consisting of $3.5 million for amortization of acquired intangible assets, and $0.8 million for restructuring, as well as stock based compensation expense of $1.1 million related to FAS 123 (R) “Stock Based Compensation”. For comparison purposes, GAAP net income in Q2 included a total of $12.4 million, or $0.17 per share, in certain charges and special items, which included a $4.2 million charge related to the purchase accounting inventory step-up related to the acquisition of Helix Technology, $3.7 million for amortization of acquired intangible assets, stock based compensation expense of $1.4 million, $2.7 million for restructuring, and $0.4 for in-process R&D.
The following table is provided to summarize costs that are excluded in the non-GAAP results.

	Third Quarter 2006		Second Quarter 2006

	Amount	EPS	Amount	EPS
Charge or item	($thousands)	impact	($thousands)	impact

Acquisition-related inventory write-off	—	—	$4,232	$0.06
Stock options expenses	$1,128	$0.01	$1,354	$0.02
Amortization of acquired intangible assets	$3,534	$0.05	$3,683	$0.05
Acquisition-related and restructuring charges	$776	$0.01	$2,743	$0.04
Write-off of acquired in-process R&D	—	—	400	$0.00
Total (with rounding)	$5,438	$0.07	$12,412	$0.17
A detailed reconciliation of the GAAP to the non-GAAP financials is provided with the financial tables.
Earnings Conference Call Details
Brooks will hold a conference call at 9:00 a.m. Eastern on Thursday, August 3, 2006 to discuss the results.

Conference Call Date:	Thursday, August 3, 2006
Time:	9:00 a.m. Eastern

Dial in #:	(913) 312-1297
Passcode:	3104757
A live Webcast of this conference call will be available in the investor relations section of the Brooks Automation web site, http://investor.brooks.com under the title “Brooks Automation Third Quarter Fiscal 2006 Earnings Webcast.”
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An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title “Brooks Automation Third Quarter Fiscal 2006 Earnings Webcast.” A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning at 1:00 p.m. Eastern, Thursday, August 3, 2006, and available 7 days. The passcode for the replay is 3104757.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com .
“Safe Harbor” Statement under Section 21E of the Securities Exchange Act of 1934:
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, and profit and loss expectations, our ability to meet customer shipment and delivery requirements, expected restructuring charges and other charges, our future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor and discrete manufacturing industries, demand for our products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, the benefits of the acquisition of Helix, our ability to integrate successfully the business and personnel of Brooks and Helix, our recently announced acquisition of Synetics Solutions, Inc. and the formation of a joint venture in Japan with Yaskawa Electric, and the outlook of the semiconductor and discrete manufacturing industries and the impact of settling certain litigation. Factors that could cause results to differ from our expectations include the following: the special committee’s review of past option grant practices and the results of that review; our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the acceptance of our software products and services in industries outside of the semiconductor industry; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; disputes concerning intellectual property; any modification to the settlement terms upon which recent patent litigation has been concluded; our ability to successfully integrate Helix’s operations and employees; our ability to realize the potential advantages to our global customer support business from the Helix acquisition; the risk that the cost savings and any other synergies from the Helix acquisition may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Helix acquisition will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; the potential that our restated accounting for stock options could change as we obtain further information or if there are changes in Delaware law concerning the timing of stock option measurement dates; the potential for the incurrence of material expense and the diversion of management’s attention from other business concerns created by pending investigations by the Securities and Exchange commission and the Department of Justice; potential delisting of our common stock because we didn’t timely file our Quarterly Report on Form 10-Q for the March 2006 quarter; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including
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but not limited to Brooks’ Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
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BROOKS AUTOMATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	September 30,
	2006	2005
		(as restated)

ASSETS
Cash, cash equivalents and marketable securities	$335,214	$324,023
Accounts receivable, net	120,839	77,555
Inventories	93,402	48,434
Other current assets	25,642	18,314

Total current assets	575,097	468,326

Property, plant and equipment, net	74,996	54,165
Long-term marketable securities	7,137	32,935
Intangible assets, net	448,300	65,922
Other assets	26,079	2,732

Total assets	$1,131,609	$624,080

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Short-term debt	$175,000	$175,000
Current liabilities	164,331	125,095
Long-term liabilities	13,353	13,090

Total liabilities	352,684	313,185

Minority interests	(22)	1,060

Stockholders’ equity	778,947	309,835

Total liabilities, minority interests and stockholders’ equity	$1,131,609	$624,080

Cash, cash equivalents, short-term and long-term marketable securities
June 30, 2006	$342,351
March 31, 2006	$373,012
December 31, 2005	$373,977
September 30, 2005	$356,958
June 30, 2005	$349,724
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BROOKS AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2006	2005	2006	2005
		(as restated)	(as restated)	(as restated)

Revenues	$186,195	$113,760	$482,547	$360,447
Cost of revenues	114,712	74,237	314,390	236,541

Gross profit	71,483	39,523	168,157	123,906

Gross margin	38.4%	34.7%	34.8%	34.4%

Operating expenses:
Research and development	18,186	16,071	51,619	48,417
Selling, general and administrative	36,277	20,699	100,942	62,143
Restructuring charges	776	928	4,741	9,487

	55,239	37,698	157,302	120,047

Income (loss) from continuing operations	16,244	1,825	10,855	3,859

Interest (income) expense, net	(1,784)	90	(4,136)	646
Other (income) expense, net	(74)	(640)	2,711	(706)

Income (loss) from continuing operations before income taxes and minority interests	18,102	2,375	12,280	3,919

Income tax provision	1,260	1,251	3,602	4,265

Income (loss) from continuing operations before minority interests	16,842	1,124	8,678	(346)

Minority interests in income (loss) of consolidated subsidiary	(316)	(136)	(1,082)	72

Income (loss) from continuing operations	17,158	1,260	9,760	(418)

Income (loss) from discontinued operations, net of income taxes	4	(357)	54	(3,554)

Net income (loss)	$17,162	$903	$9,814	$(3,972)

Basic income (loss) per share:
Continuing operations	$0.23	$0.03	$0.14	$(0.01)
Discontinued operations	0.00	(0.01)	0.00	(0.08)

Basic net income (loss) per share	$0.23	$0.02	$0.14	$(0.09)

Diluted income (loss) per share:
Continuing operations	$0.23	$0.03	$0.14	$(0.01)
Discontinued operations	0.00	(0.01)	0.00	(0.08)

Diluted net income (loss) per share	$0.23	$0.02	$0.14	$(0.09)

Shares used in computing income (loss) per share:
Basic	74,427	44,999	71,597	44,857
Diluted	74,566	45,269	71,792	44,857
Certain items have been reclassed to conform to current period presentation.
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BROOKS AUTOMATION, INC.
CALCULATION OF PRO FORMA NET INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2006
(in thousands, except per share data)
(unaudited)

	U.S. GAAP	Adjustments		Pro Forma

Revenues	$186,195	$—		$186,195
Cost of revenues	114,712	2,582	A	112,130

Gross profit	71,483	(2,582)		74,065

Gross margin	38.4%			39.8%

Operating expenses:
Research and development	18,186	189	B	17,997
Selling, general and administrative	36,277	1,891	C	34,386
Restructuring charges	776	776		—

	55,239	2,856		52,383

Income (loss) from continuing operations	16,244	(5,438)		21,682

Interest (income) expense, net	(1,784)	—		(1,784)
Other (income) expense, net	(74)			(74)

Income (loss) from continuing operations before income taxes and minority interests	18,102	(5,438)		23,540

Income tax provision	1,260	—		1,260

Income (loss) from continuing operations before minority interests	16,842	(5,438)		22,280

Minority interests in income of consolidated subsidiary	(316)	—		(316)

Income (loss) from continuing operations	17,158	(5,438)		22,596

Income (loss) from discontinued operations, net of income taxes	4	—		4

Net income (loss)	$17,162	$(5,438)		$22,600

Basic income (loss) per share from continuing operations	$0.23	$(0.07)		$0.30
Basic income (loss) per share from discontinued operations	0.00	—		0.00

Basic net income (loss) per share	$0.23	$(0.07)		$0.30

Diluted income (loss) per share from continuing operations	$0.23	$(0.07)		$0.30
Diluted income (loss) per share from discontinued operations	0.00	—		0.00

Diluted net income (loss) per share	$0.23	$(0.07)		$0.30

Shares used in computing earnings (loss) per share
Basic	74,427	74,427		74,427
Diluted	74,566	74,566		74,566

Adjustments:

(A) Amortization of completed technology		2,375
FAS 123R expenses		207

		2,582

(B) FAS 123R expenses		189

(C) Amortization of other acquired intangible assets		1,159
FAS 123R expenses		732

		1,891

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